UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Contract of Purchase and Sale

On December 17, 2013, BioMarin Pharmaceutical Inc. (the “Company”), through its wholly-owned subsidiary, California Corporate Center Acquisition, LLC, a Delaware limited liability company (the “Purchaser Affiliate”), entered into a Contract of Purchase and Sale and Joint Escrow Instructions (the “Agreement”) to purchase that certain office complex and vacant land commonly known as the San Rafael Corporate Center, located in the City of San Rafael, County of Marin, California (the “SRCC”) from SR Corporate Center Phase One, LLC, and SR Corporate Center Phase Two, LLC (the “Phase Two Seller”), each a Delaware limited liability company (collectively, the “Sellers”). The Company currently leases approximately 40% of the complex, which the Company uses as its global headquarters.

Subject to the adjustments and prorations provided in the Agreement, the purchase price of the SRCC will be $116,500,000. The Company has deposited $10,000,000 into escrow in connection with the pending transaction. The deposit may be retained by the Sellers if applicable closing conditions are satisfied and the Company fails to close the transaction. The Agreement contains customary representations and warranties, covenants, closing conditions and termination provisions. The Agreement contemplates a closing date of January 22, 2014, but the Company and Sellers may agree to accelerate the closing to an earlier date and there is no guarantee that the Company will close the transaction as scheduled or at all.

As noted above, the Company currently leases certain premises at the SRCC pursuant to (i) that certain Lease (770 Lindaro Street) dated December 31, 2011 by and between the Phase Two Seller and the Company and (ii) that certain Lease (790 Lindaro Street) dated December 31, 2011 by and between the Phase Two Seller and the Company, each as amended to date (collectively, the “Affiliate Leases”). Other than with respect to the Agreement and the Affiliate Leases, there is no material relationship among the Company or any of its affiliates and the Sellers.

The foregoing descriptions of the Agreement are qualified in their entirety by reference to the full text of the Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements relating to, among other things, our purchase of our corporate headquarters and the expected timing for closing this acquisition. Our actual results could differ materially from those predicted or implied. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company and the Sellers to satisfy applicable closing conditions under the Agreement. Undue reliance should not be placed on the forward-looking statements in this Form 8-K, which are based on information available to us on the date hereof. We assume no obligation to update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: December 23, 2013	By:	/s/ G. Eric Davis
G. Eric Davis Senior Vice President, General Counsel